UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 28, 2026
Date of Report (date of earliest event reported)

S&T BANCORP, INC
(Exact name of registrant as specified in its charter)

Pennsylvania	0-12508		25-1434426
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

800 Philadelphia Street	Indiana	PA	15701
(Address of Principal Executive Offices)			(Zip Code)
(800) 325-2265
Registrant's telephone number, including area code

(Not applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value	STBA	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The information set forth in Item 8.01 is incorporated herein by reference.
Item 8.01 Other Events.
Effective January 28, 2026, the board of directors of S&T Bancorp, Inc. (“S&T”) approved a limited waiver of the mandatory retirement age of seventy-two set forth in the board-adopted corporate governance guidelines and in Article II, Section 203 of S&T’s bylaws for Jeffrey D. Grube, Lead Independent Director. Mr. Grube abstained from this vote. The waiver is limited to the period ending with nomination for the 2028 annual shareholders meeting, enabling Mr. Grube to serve on the board through the 2029 annual shareholders meeting, if elected. The waiver permits, but does not require, the board to annually nominate Mr. Grube to serve on the board and to continue to appoint him as the Lead Independent Director during such period. The board does not intend to amend this section of the bylaws or the provision in the corporate governance guidelines on a permanent basis.
Mr. Grube was appointed as the Lead Independent Director on September 24, 2025. S&T believes the continued service of Mr. Grube beyond the mandatory retirement age, which he reached in January 2026, is in the best interest of S&T and its shareholders and provides leadership continuity to S&T.
The text of Article II, Section 203 of S&T's bylaws subject to this limited waiver provides:
Eligibility and Mandatory Retirement. Commencing with the annual meeting of the shareholders in 2014 (the “2014 Annual Meeting”), no person shall be eligible to be elected or appointed as a Director after he/she shall have attained the age of seventy-two years on or prior to the date of his/her election; provided, that, any person serving as a Director prior to the 2014 Annual Meeting that shall have attained the age of sixty-five years on or prior to the date of the 2014 Annual Meeting (each, a “Grandfathered Director”) shall be eligible to be elected or appointed as a Director at any time prior to he/she attaining the age of seventy-five years. Any Director of this corporation (other than a Grandfathered Director) who attains the age of seventy-two years shall be retired as of the next Annual Meeting following the attainment of age seventy-two without any action on his/her part. Any Grandfathered Director of this corporation who attains the age of seventy-five years shall be retired as of the next Annual Meeting following the attainment of age seventy-five without any action on his/her part. Upon retirement from the Board of Directors due to age, as described above, said Director may be appointed by the active Board as a Director Emeritus. No Director Emeritus may serve in such position for more than three years.
Mr. Grube does not qualify as a “Grandfathered Director”.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

S&T Bancorp, Inc.
/s/ Mark Kochvar
February 2, 2026	Mark Kochvar Senior Executive Vice President, Chief Financial Officer